UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 28, 2013

CONSOL Energy Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14901	51-0337383
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

CNX Center

1000 CONSOL Energy Drive

Canonsburg, Pennsylvania 15317

(Address of principal executive offices)

(Zip code)

Registrant’s telephone number, including area code:

(724) 485-4000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Adoption of the CONSOL Stock Unit Program.

On January 28, 2013, the Company adopted the CONSOL Stock Unit program (the “Stock Unit Program”) to advance the interests of the Company and its stockholders by providing incentives to certain eligible persons who contribute significantly to the strategic and long-term performance objectives and growth of the Company.

Pursuant to the terms of the Stock Unit Program, the Committee granted CONSOL stock unit awards (the “Awards”) under the Company’s Equity Incentive Plan (as amended, the “Plan”) to executive officers and other key employees of the Company. Messrs. J. Brett Harvey, Nicholas J. DeIuliis, William J. Lyons, P. Jerome Richey, and Robert F. Pusateri, among other employees (collectively, the “Participants”), each will receive an Award of CONSOL Stock Units (including associated dividend equivalent rights that are subject to the same terms as the CONSOL Stock Units, (the “Units”)) on January 31, 2013 based on the following dollar amounts (at target): $9,125,000; $3,250,000; $1,619,000; $848,000; and $825,000, respectively. The Units will be determined by dividing foregoing dollar amounts by the closing stock price on January 31, 2013. In the case of Mr. Harvey, the Board ratified his Award.

The Award agreements (the “Award Agreements”) provide that the Awards will be earned if, after the three year performance period of January 1, 2013 through December 31, 2015 (the “Performance Period”), the following performance goals (the “Performance Goals”) are achieved during the Performance Period, subject to the terms and conditions of the Award Agreements:

(1) The Company’s average closing stock price as reported in The Wall Street Journal for the twenty (20) trading days immediately preceding and including the last day of the Performance Period (“Ending Stock Price”) equals or exceeds fifty percent (50%) of the Company’s average closing stock price as reported in The Wall Street Journal for the twenty (20) trading days commencing on the first day of the Performance Period (“Beginning Stock Price”); and

(2) The Company’s return on average capital employed (“ROCE”), calculated based on the three (3) year average ROCE for the Performance Period, and subject to certain adjustments, must be at least eighty percent (80%) of the target ROCE for the Performance Period. The Company has determined that the ROCE performance goal constitutes confidential information and will disclose it in the 2016 proxy once the Performance Period has been completed.

If both Performance Goals are achieved as determined by the Committee after the end of the Performance Period, the number of Units earned by the Participants (not to exceed 150% of the target Units of such Participant’s Award) will be determined as follows:

Stock Units (Target)	x	Ending Stock Price
Beginning Stock Price

The Award Agreements also provide for the treatment of the Awards in connection with certain events, as follows - (i) if a Change in Control (as defined in the Plan) occurs, the Performance Goals will be deemed to have been achieved at a target award level of 100% and the value of the Units will be settled on the closing date of the Change in Control transaction, (ii) if a Participant’s employment is terminated by reason of an Early Retirement (after attaining the age of 55), Incapacity Retirement or Normal Retirement (after attaining the age of 62), each as defined in the CONSOL Energy Inc. Employee Retirement Plan (except as otherwise provided in the Award Agreement), death, or in connection with a reduction in force, the Participant will be entitled to retain the Units and receive payment therefore to the extent they are deemed earned and payable by the Committee after the end of the Performance Period, or (iii) if a Participant’s employment is terminated due to Disability (other than an Incapacity Retirement), the Participant will be entitled to retain a prorated portion of the Units, to the extent determined to be earned after the end of the Performance Period by the Committee, based on the ratio of the number of complete months the Participant is employed during the Performance Period to the total number of months in the Performance Period. If a Participant’s employment is terminated for any other reason, including, but not limited to, by the Participant voluntarily, or by the Company with or without Cause (as defined in the Plan) (other than in connection with a reduction in force), the Units awarded to the Participant will be cancelled and forfeited.

The Awards are subject to a retention requirement that provides that fifty percent (50%) of all shares, net of withholding taxes, acquired by a Participant under the Award must be held until the earlier of (i) 10 years from settlement of the Awards or (ii) normal retirement (age 62). The Award Agreements also include confidentiality obligations and non-compete and non-solicitation covenants, which apply during the term of the Participant’s employment and for two years thereafter, the violation of which may result in the cancellation and forfeiture of the Units.

The foregoing summary of the Awards granted under the Stock Unit Program and Plan is not complete and is qualified in its entirety by reference to the full text of the form of CONSOL Stock Unit Award Agreement under the Plan, a copy of which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

P. Jerome Richey

P. Jerome Richey, Executive Vice President – Corporate Affairs, who earlier notified CONSOL Energy Inc. (the “Company”) of his intention to retire on March 2, 2014 (as reported on a Form 8-K filed with the Securities and Exchange Commission on November 19, 2012), has notified the Company that he will instead retire from his position with the Company on March 1, 2013.

On January 29, 2013, the Company and Mr. Richey entered into a Retirement Letter (the “Retirement Letter”). Pursuant to the terms of the Retirement Letter, the Company will pay Mr. Richey a separation payment of $772,000, Mr. Richey’s outstanding equity awards will continue to vest in accordance with their terms and Mr. Richey will release any claims he has against the Company, including any claims under his Offer Letter, dated February 11, 2005, which will be terminated.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 10.1	Form of CONSOL Stock Unit Award Agreement under the Equity Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOL ENERGY INC.

By:	/s/ Stephen W. Johnson
Stephen W. Johnson
Executive Vice President and Chief Legal and Corporate Affairs Officer

Dated: January 30, 2013

Exhibit Index

Exhibit 10.1	Form of CONSOL Stock Unit Award Agreement under the Equity Incentive Plan.